UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2026

XOMA ROYALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310 Emeryville, California 94608 (Address of Principal Executive Offices)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, XOMA Royalty Corporation (“XOMA Royalty”) entered into an Agreement and Plan of Merger, dated December 15, 2025 (the “Merger Agreement”), with Generation Bio Co., a Delaware corporation (the “Company” or “Generation Bio”), and XRA 7 Corp., a Delaware corporation and a wholly owned subsidiary of XOMA Royalty (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on February 6, 2026, XOMA Royalty and Merger Sub completed a tender offer to acquire all of Generation Bio’s issued and outstanding shares (the “Company Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), for (i) $4.2913 per Company Share, payable in cash, without interest and less any applicable tax withholding (such amount, the “Cash Amount”), plus (ii) one non-tradeable contingent value right per Company Share (each, a “CVR”), which represents the right to receive certain potential payments in cash in accordance with the terms and subject to the conditions of the Contingent Value Rights Agreement, dated February 9, 2026 (the “CVR Agreement”), by and among XOMA Royalty, Merger Sub, and Broadridge Corporate Issuer Solutions, LLC (“Broadridge”), a Pennsylvania limited liability company, as rights agent (the Cash Amount plus one CVR, together, the “Offer Price”), all upon the terms and subject to the conditions described in the Offer to Purchase, dated January 9, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”), and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal,” which, together with the Offer to Purchase, constituted the “Offer”), copies of which are attached to the Tender Offer Statement on Schedule TO filed with the United States Securities and Exchange Commission (the “SEC”) on January 9, 2026 as exhibits (a)(1)(A) and (a)(1)(B), respectively.

The Offer and related withdrawal rights expired as scheduled, one minute after 11:59 p.m. Eastern Time on Friday, February 6, 2026 (such date and time, the “Expiration Time”), and the Offer was not extended. According to Broadridge, the depositary and paying agent for the Offer, as of the Expiration Time, a total of 4,722,533 Company Shares were validly tendered, and not validly withdrawn pursuant to the Offer, representing approximately 70% of the outstanding Company Shares. All conditions to the Offer, including the Minimum Tender Condition (as defined in the Merger Agreement), were satisfied or waived and XOMA Royalty and Merger Sub accepted for payment all Company Shares validly tendered and not validly withdrawn in the Offer.

XOMA Royalty completed the acquisition of Generation Bio on February 9, 2026, by causing Merger Sub to merge with and into Generation Bio (the “Merger”) pursuant to the Merger Agreement without a vote of the Generation Bio stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). At the effective time of the Merger (the “Effective Time”), Merger Sub was merged with and into Generation Bio, the separate existence of Merger Sub ceased and Generation Bio continued as a wholly owned subsidiary of XOMA Royalty (the “Surviving Corporation”). At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares (i) owned by Generation Bio, XOMA Royalty, Merger Sub or any direct or indirect wholly owned subsidiary of XOMA Royalty or Merger Sub prior to the Effective Time, (ii) irrevocably accepted for payment pursuant to the Offer, or (iii) held by any stockholder who is entitled to demand and has properly demanded the appraisal of such Company Shares in accordance with, and in compliance in all respects with, the DGCL) was automatically cancelled, extinguished and converted into the right to receive an amount in cash equal to the Offer Price (including the CVR), without interest.

In addition, pursuant to the terms of the Merger Agreement, immediately prior to the Offer Closing Time (as defined in the Merger Agreement), (i) each Generation Bio stock option to purchase Company Shares with a per share exercise price less than the Cash Amount (each, an “In-the-Money Option”) that was outstanding as of immediately prior to the Offer Closing Time accelerated and became fully vested and was by virtue of the Merger automatically cancelled and terminated and converted into the right to receive, subject to the terms of the Merger Agreement, an amount in cash (without interest) equal to the product obtained by multiplying (1) the excess of the Cash Amount over the exercise price per share of the Common Stock underlying such In-the-Money Option at the Effective Time by (2) the number of shares of Common Stock underlying such In-the-Money Option at the Effective Time and (ii) each Generation Bio stock option to purchase Company Shares with a per share exercise price equal to or greater than the Cash Amount (each, an “Out of the Money Option”) that was outstanding as of immediately prior to the Offer Closing Time by virtue of the Merger was automatically cancelled for no consideration and the holder thereof shall have no further rights with respect thereto, subject to the terms of the Merger Agreement. Prior to the Effective Time, in accordance with the Merger Agreement, each Generation Bio restricted stock unit award that was outstanding but not vested became immediately vested in full and was settled by issuing to the holder of the restricted stock unit award a number of shares of Common Stock equal to the number of Company Shares underlying such Generation Bio restricted stock unit award immediately prior to such settlement, subject to applicable withholdings for taxes that were satisfied by net share settlement. The settled Generation Bio restricted stock unit awards were treated at the Effective Time in the same manner as all other Common Stock.

The foregoing descriptions of the Merger Agreement, the CVR Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the CVR Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01	Other Events.

On February 9, 2026, XOMA Royalty issued a press release announcing the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 15, 2025, by and among XOMA Royalty Corporation, Generation Bio Co. and XRA 7 Corp.*

2.2	Contingent Value Rights Agreement, dated February 9, 2026, by and among XOMA Royalty Corporation, XRA 7 Corp., and Broadridge Corporate Issuer Solutions, LLC.

99.1	Press Release issued by XOMA Royalty Corporation on February 9, 2026 (incorporated herein by reference to Exhibit (a)(5)(B) to the Schedule TO-T/A filed by XOMA Royalty Corporation on February 9, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits, annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits, annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA ROYALTY CORPORATION

Date: February 9, 2026	By:	/s/ Owen Hughes
	Name:	Owen Hughes
	Title:	Chief Executive Officer